Exhibit 99.2

TogetherSoft Corporation

and Subsidiaries

Consolidated Financial Statements

For the Years Ended December 31, 2001 and 2000

and the period from inception (August 25, 1999)

through December 31, 1999

Report of Independent Accountants

To the Board of Directors and Stockholders

of TogetherSoft Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), of changes in stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of TogetherSoft Corporation and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 and the period from inception (August 25, 1999) through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TogetherSoft’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PricewaterhouseCoopers LLP

July 30, 2002

Raleigh, North Carolina

TogetherSoft Corporation and Subsidiaries

Consolidated Balance Sheets

	September 30, 2002	December 31,
		2001	2000
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,899,471	$12,390,265	$1,736,568
Restricted cash	955,626	—	—
Accounts receivable:
Trade, net of allowance for doubtful accounts of $530,347 (unaudited), $469,224 and $142,173 at September 30, 2002, December 31, 2001 and 2000, respectively	11,552,169	12,233,723	7,993,605
Prepaid expenses	1,290,978	1,843,869	170,025
Related party	—	—	75,560
Deferred income taxes	1,449,144	355,182	163,411

Total current assets	28,147,388	26,823,039	10,139,169
Furniture and equipment, net	4,671,135	4,580,096	1,227,980
Goodwill, net	4,866,287	4,597,817	4,520,969
Intangible assets, net	927,036	831,925	77,607
Other assets	266,368	581,562	244,221
Deferred income taxes	641,606	691,292	25,622

Total assets	$39,519,820	$38,105,731	$16,235,568

Liabilities, Mandatorily Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable—third party	$1,093,304	$1,821,480	$1,770,962
Accounts payable—related party	—	—	—
Accrued expenses	6,060,974	5,485,746	2,335,162
Deferred revenue	11,497,613	8,476,360	3,936,098
Related party note payable	—	—	814,000
Other current liabilities	83,926	—	—

Total current liabilities	18,735,817	15,783,586	8,856,222
Long term debt	—	—	900,000

Total liabilities	18,735,817	15,783,586	9,756,222

Commitments (Note 12)

Series B mandatorily redeemable convertible preferred stock, $0.001 par value; 10,350,000 (unaudited) and 10,350,000 and no shares authorized at September 30, 2002, December 31, 2001 and 2000, respectively; 9,604,878 (unaudited), 9,604,878 and no shares issued and outstanding at September 30, 2002, December 31, 2001 and 2000, respectively

(Liquidation preferences of $20,921,345 at December 31, 2001)	18,930,613	18,671,040	—

Series A preferred stock, $0.001 par value; 33,000,000 shares authorized; 31,321,048 (unaudited), 31,321,048 and 30,300,000 shares issued and outstanding at September 30, 2002, December 31, 2001 and 2000, respectively

(Liquidation preference of $10,335,946 at December 31, 2001)	5,762,308	5,762,308	4,422,716
Stockholders’ equity (deficit):
Common stock $0.001 par value; 150,000,000 shares authorized; 6,377,015 (unaudited), 5,858,972 and 6,801,999 shares issued and outstanding at September 30, 2002, December 31, 2001 and 2000, respectively	6,377	5,859	6,802
Treasury stock at cost, 75,000 (unaudited), 75,000 and no shares at September 30, 2002, December 31, 2001 and 2000, respectively	(174,750)	(174,750)	—
Deferred compensation	(2,392,974)	(6,607,920)	(51,320)
Additional paid-in capital	4,490,388	8,434,705	206,750
Accumulated other comprehensive income (loss)	(584,370)	(399,227)	118,069
(Accumulated deficit) retained earnings	(5,253,589)	(3,369,870)	1,776,329

Total stockholders’ equity (deficit)	(3,908,918)	(2,111,203)	2,056,630

Total liabilities, mandatorily redeemable preferred stock and stockholders’ equity (deficit)	$39,519,820	$38,105,731	$16,235,568

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Nine Months Ended September 30,		For the Years Ended December 31,		For the Period from inception (August 25, 1999) through December 31, 1999
	2002	2001	2001	2000
	(unaudited)	(unaudited)
Revenue:
Net license revenue	$23,637,762	$25,314,161	$35,649,327	$22,702,607	$1,922,695
Services and support revenue	13,477,386	7,982,302	11,376,729	3,253,548	409,150

Total revenue	37,115,148	33,296,463	47,026,056	25,956,155	2,331,845

Cost of revenue:
Net license revenue	603,758	741,236	1,070,928	414,076	19,310
Services and support revenue	1,449,924	903,710	1,432,735	261,134	9,654

Total cost of revenue	2,053,682	1,644,946	2,503,663	675,210	28,964

Gross profit	35,061,466	31,651,517	44,522,393	25,280,945	2,302,881

Operating expenses:
Sales and marketing	20,062,606	20,541,463	29,363,286	6,764,209	114,404
Research and development	7,440,682	6,092,039	8,726,563	4,525,039	549,816
General and administrative	8,298,869	8,453,049	10,756,848	9,410,113	911,886
Amortization of goodwill and intangibles	40,703	957,007	1,296,621	97,922	—
Amortization of stock based compensation	264,951	936,407	1,016,265	8,030	—
Restructuring	2,235,232	—	513,745	—	—

Total operating expenses	38,343,043	36,979,965	51,673,328	20,805,313	1,576,106

(Loss) income from operations	(3,281,577)	(5,328,448)	(7,150,935)	4,475,632	726,775
Interest income, net	115,562	340,844	403,625	21,310	1,087

(Loss) income before (benefit) provision for income taxes	(3,166,015)	(4,987,604)	(6,747,310)	4,496,942	727,862
(Benefit) provision for income taxes	(1,282,296)	(1,102,146)	(1,601,111)	1,150,954	—

Net income (loss)	(1,883,719)	(3,885,458)	(5,146,199)	3,345,988	727,862
Other comprehensive income (loss):
Foreign currency translation adjustment	(185,143)	(434,889)	(517,296)	118,069	—

Comprehensive income (loss)	$(2,068,862)	$(4,320,347)	$(5,663,495)	$3,464,057	$727,862

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

						Additional Paid In Capital	Accumulated Other Comprehensive Income (Loss)	(Accumulated Deficit) Retained Earnings	Total Stockholders’ Equity (Deficit)
	Contributed Capital	Common Stock		Treasury Stock	Deferred Compensation
		Shares	Amount
Balance at inception (August 25, 1999)	$—	—	$—	$—	$—	$—	$—	$—	$—
Contributed capital	265,069	—	—	—	—	—	—	—	265,069
Net income	—	—	—	—	—	—	—	727,862	727,862

Balance at December 31, 1999	265,069	—	—	—	—	—	—	727,862	992,931
Distribution to members	—	—	—	—	—	—	—	(1,139,874)	(1,139,874)
Issuance of Series A Preferred Stock in exchange for membership interest	(265,069)	—	—	—	—	—	—	(1,157,647)	(1,422,716)
Exercise of common stock options	—	6,834,999	6,835	—	(59,350)	98,082	—	—	45,567
Common Stock options to stockholders of the United Kingdom Distributor	—	—	—	—	—	109,185	—	—	109,185
Amortization of deferred compensation	—	—	—	—	8,030	—	—	—	8,030
Repurchase and cancellation of restricted common stock	—	(33,000)	(33)	—	—	(517)	—	—	(550)
Net income	—	—	—	—	—	—	—	3,345,988	3,345,988
Foreign currency translation adjustment	—	—	—	—	—	—	118,069	—	118,069

Balance at December 31, 2000	—	6,801,999	6,802	—	(51,320)	206,750	118,069	1,776,329	2,056,630
Exercise of common stock options	—	165,750	166	—	—	1,113	—	—	1,279
Issue of restricted common stock	—	489,540	490	—	(1,140,629)	1,140,139	—	—	—
Repurchase and cancellation of restricted common stock	—	(1,598,317)	(1,599)	—	80,618	(96,081)	—	—	(17,062)
Fair value of common stock options issued to consultants	—	—	—	—	(29,275)	29,275	—	—	—
Fair value of warrants issued to convertible note holders and placement agent	—	—	—	—	—	961,794	—	—	961,794
Amortization of deferred compensation	—	—	—	—	314,847	—	—	—	314,847

Compensation expense related to acceleration of vesting of common stock awards	—	—	—	—	—	701,139	—	—	701,139
Compensation expense related to acceleration of vesting subject to change in control	—	—	—	—	(13,425,078)	13,425,078	—	—	—
Reversal of deferred compensation for
vesting under original terms	—	—	—	—	7,642,917	(7,642,917)	—	—	—
Purchase of treasury stock	—	—	—	(174,750)	—	—	—	—	(174,750)
Accretion of mandatorily redeemable preferred stock	—	—	—	—	—	(291,585)	—	—	(291,585)
Net loss	—	—	—	—	—	—	—	(5,146,199)	(5,146,199)
Foreign currency translation adjustment	—	—	—	—	—	—	(517,296)	—	(517,296)

Balance at December 31, 2001	—	5,858,972	5,859	(174,750)	(6,607,920)	8,434,705	(399,227)	(3,369,870)	(2,111,203)

The accompanying notes are an integral part of these consolidated financial statements.

5

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) (Continued)

						Additional Paid In Capital	Accumulated Other Comprehensive Income (Loss)	(Accumulated Deficit) Retained Earnings	Total Stockholders’ Equity (Deficit)
	Contributed Capital	Common Stock		Treasury Stock	Deferred Compensation
		Shares	Amount
Balance at December 31, 2001	—	5,858,972	5,859	(174,750)	(6,607,920)	8,434,705	(399,227)	(3,369,870)	(2,111,203)
Exercise of common stock options	—	856,420	856	—	—	26,595	—	—	27,451
Repurchase and cancellation of restricted common stock	—	(338,377)	(338)	—	743,698	(764,914)	—	—	(21,554)
Tax benefit of employee stock option plan	—	—	—	—	—	84,872	—	—	84,872
Amortization of deferred compensation	—	—	—	—	264,951	—	—	—	264,951
Compensation expense related to options granted	—	—	—	—	(845,528)	1,020,528	—	—	175,000
Reversal of deferred compensation for
vesting under original provisions	—	—	—	—	4,051,825	(4,051,825)	—	—	—
Accretion of mandatorily redeemable preferred stock	—	—	—	—	—	(259,573)	—	—	(259,573)
Net loss	—	—	—	—	—	—	—	(1,883,719)	(1,883,719)
Foreign currency translation adjustment	—	—	—	—	—	—	(185,143)	—	(185,143)

Balance at September 30, 2002 (unaudited)	$—	6,377,015	$6,377	$(174,750)	$(2,392,974)	$4,490,388	$(584,370)	$(5,253,589)	$(3,908,918)

The accompanying notes are an integral part of these consolidated financial statements.

6

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30,		For the Years Ended December 31,		For the Period from inception (August 25, 1999) through December 31, 1999
	2002	2001	2001	2000
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(1,883,719)	$(3,885,458)	$(5,146,199)	$3,345,988	$727,862
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,352,769	1,830,743	2,316,982	282,101	31,666
Provision for bad debts	143,639	303,191	671,253	124,258	98,086
(Gain) loss on disposal of fixed assets	(11,513)	—	—	54,804	—
Non cash interest expense	—	—	10,984	—	—
Non cash stock-based compensation expense	439,951	235,196	1,016,265	8,030	—
Deferred income taxes	(1,044,276)	—	(857,441)	(189,033)	—
Changes in operating assets and liabilities:
Accounts receivable	537,915	(1,262,888)	(4,431,193)	(6,265,422)	(1,326,281)
Prepaid expenses	552,891	(1,678,256)	(1,673,844)	62,399	(37,995)
Other assets	315,194	(279,937)	(220,240)	(241,514)	(2,707)
Related party receivable	—	75,560	75,560	(75,560)	—
Accounts payable	(728,176)	(177,949)	(36,981)	897,974	307,573
Accrued expenses	575,228	799,609	2,862,630	1,727,904	5,990
Other current liabilities	83,926	167,777	—	—	—
Deferred revenue	3,021,253	2,971,600	4,540,262	3,561,985	374,113

Net cash (used in) provided by operating activities	3,355,082	(900,812)	(871,962)	3,293,914	178,307

Cash flows from investing activities:
Purchases of furniture and equipment	(1,601,980)	(4,174,454)	(4,314,712)	(1,092,376)	(124,924)
Proceeds from disposal of furniture and equipment	17,939	—	—	—	—
Investment in United Kingdom Distributor, net of cash acquired	—	—	—	(10,041)	—
Investment in Netherlands Distributor, net of cash acquired	—	(267,959)	(267,959)	—	—
Purchase of certificate of deposit	—	—	(105,626)	—	—
Increase in intangible assets	—	(743,168)	(800,881)	—	—
Restricted cash	(955,626)	(103,800)	—	—	—

Net cash used in investing activities	(2,539,667)	(5,289,381)	(5,489,178)	(1,102,417)	(124,924)

Cash flows from financing activities:
Purchase of treasury stock	—	—	(174,750)	—	—
Proceeds from issuance of Series B Preferred Stock, net	—	18,441,248	18,430,265	—	—
Repayment of related party notes payable	—	(814,000)	(814,000)	(354,205)	—
Proceeds from related party notes payable	—	—	—	—	54,205
Proceeds from issuance of convertible subordinated promissory notes	—	—	—	900,000	—
Distributions to members	—	—	—	(1,139,874)	—
Tax benefit of employee stock options	84,872	—	—	—	—
Proceeds from exercise of stock options	27,451	703,114	1,000	45,567	—
Repurchase of common stock	(21,554)	(14,848)	(17,062)	(550)	—

Net cash provided by (used in) financing activities	90,769	18,315,514	17,425,453	(549,062)	54,205

Effect of foreign currency translation	(396,978)	(216,922)	(410,616)	(13,455)	—

Net increase in cash and cash equivalents	509,206	11,908,399	10,653,697	1,628,980	107,588
Cash and cash equivalents at beginning of year	12,390,265	1,736,568	1,736,568	107,588	—

Cash and cash equivalents at end of year	$12,899,471	$13,644,967	$12,390,265	$1,736,568	$107,588

The accompanying notes are an integral part of these consolidated financial statements.

7

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

	For the Nine Months Ended September 30,		For the Years Ended December 31,		For the Period from inception (August 25, 1999) through December 31,
	2002	2001	2001	2000	1999
	(unaudited)	(unaudited)
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—	$—	$8,337	$—
Cash paid for income taxes	$381,626	$—	$—	$1,160,000	$—

Supplemental disclosure of non-cash investing and financing activities:
Furniture, equipment and intangible assets contributed in exchange for members’ capital	$—	$—	$—	$—	$265,069
Issue of Series A Preferred Stock to members	$—	$—	$—	$1,422,716	$—
Deferred compensation from issuance of common stock options	$—	$—	$—	$59,350	$—
Acquisition of United Kingdom Distributor in exchange for:
Series A Preferred Stock	$—	$—	$—	$3,000,000	$—
Note payable	$—	$—	$—	$1,114,000	$—
Acquisition of German Distributor in exchange for Series A Preferred Stock	$—	$1,143,555	$1,143,555	$—	$—
Acquisition of Netherlands Distributor in exchange for Series A Preferred Stock	$—	$196,038	$196,038	$—	$—
Conversion of Notes Payable to Series A Preferred Stock	$—	$—	$900,000	$—	$—
Fair value of warrants issued to convertible notes holders	$—	$900,000	$258,632	$—	$—
Fair value of warrants issued to Placement Agent	$—	$—	$703,162	$—	$—
Accretion of Series B Preferred Stock	$259,573	$198,981	$291,585	$—	$—
Fair value of warrants issued to consultants	$—	$23,420	$29,275	$—	$—
Fair value of common stock issued to employees	$—	$1,140,628	$1,140,629	$—	$—
Forfeiture of common stock in connection with termination of services	$—	$—	$80,618	$—	$—
Deferred compensation for acceleration of vesting, net of reversals	$4,051,825	$7,384,181	$5,782,161	$—	$—
Fair value of common stock options issued in connection with International Distributor acquisition	$—	$—	$—	$109,185	$—

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

1.    The Company

TogetherSoft LLC, (“TogetherSoft”), a limited liability company was organized under the laws of the State of Delaware on August 25, 1999. On April 1, 2000, TogetherSoft was converted from a limited liability company to a “C Corporation” for income tax reporting purposes. Also on April 1, 2000, the name of TogetherSoft was changed from TogetherSoft LLC to TogetherSoft Corporation. In conjunction with the change, TogetherSoft authorized 150,000,000 shares of common stock and 30,000,000 shares of preferred stock with par values of $0.001 per share. The preferred shares were designated as Series A Preferred.

TogetherSoft develops, sells, and supports a comprehensive software solution targeted at Fortune 1000 information technology departments to improve the software development process.

On September 1, 1999, TogetherSoft received net fixed assets from Object International, Inc. and all the intellectual property of Together Rights software from STAR AG for 47.3% and 52.7% membership equity interest in TogetherSoft, respectively. On April 1, 2000, TogetherSoft issued 30,000,000 shares of Series A Preferred Stock in exchange for all the outstanding membership equity interest.

On December 5, 2000, the Board of Directors approved a 3 for 1 stock split of its common stock with the par value remaining at $0.001 per share. In addition, on February 1, 2001, the Board of Directors approved a 3 for 1 stock split of its preferred stock with the par value remaining at $0.001 per share. All references to common stock, preferred stock, stock options and per share amounts in these consolidated financial statements and notes to consolidated financial statements have been restated to reflect the stock splits on a retroactive basis.

2.    Acquisitions

United Kingdom Distributor

On November 1, 2000, TogetherSoft acquired all of the outstanding capital stock of its distributor in the United Kingdom (the “UK Distributor”) for $4,573,185. The acquisition price consisted of $350,000 in cash, $1,114,000 in a note payable, 300,000 shares of Series A Preferred Stock valued at $3,000,000 and stock options valued at $109,185. The UK Distributor purchase agreement contained a contingent consideration feature that required additional shares of Series A Preferred Stock to be issued to the former stockholders in the event that TogetherSoft consummates a subsequent round of financing that raises at least $10,000,000 and at a per share price less than that used to value the shares of Series A Preferred Stock initially issued to the former stockholders ($10.00). In 2001, as discussed further in Note 8, TogetherSoft issued shares of Series B Preferred Stock. In conjunction with the issuance of the Series B Preferred Stock TogetherSoft issued an additional 406,048 shares of Series A Preferred Stock to the former stockholders of the UK distributor in full consideration for the acquisition price. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price assigned to the assets acquired and the liabilities assumed was based on their estimated fair market value at the date of acquisition. The

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

excess of the consideration paid over the estimated fair value of the net tangible and intangible assets acquired has been recorded as goodwill. Goodwill is being amortized on a straight-line basis over a period of five years. The results of operations of the UK Distributor have been included in the consolidated statements of operations and comprehensive income since November 1, 2000.

German Distributor

Effective January 1, 2001, TogetherSoft acquired certain assets and assumed certain liabilities of one of its distributors in Germany (the “German Distributor”). TogetherSoft issued 525,000 shares of Series A Preferred Stock, valued at approximately $1,143,555 at the date of acquisition. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price assigned to the assets acquired and the liabilities assumed was based on their estimated fair market value at the date of acquisition. The excess of the consideration paid over the estimated fair value of the net tangible and intangible assets acquired has been recorded as goodwill. Goodwill is being amortized on a straight-line basis over a period of five years. The results of operations of the German Distributor have been included in the consolidated statements of operations and comprehensive income (loss) since January 1, 2001. The purchase price allocation is summarized as follows:

Current assets	$325,982
Goodwill	831,829
Current liabilities	(14,256)

$1,143,555

Netherlands Distributor

Effective March 1, 2001, TogetherSoft acquired all of the outstanding stock of its distributor in the Netherlands (the “Netherlands Distributor”). The purchase price was satisfied by the issue of $500,000 in cash and 90,000 shares of Series A Preferred Stock, valued at $196,038 at the date of acquisition. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price assigned to the assets acquired and the liabilities assumed was based on their estimated fair market value at the date of acquisition. The excess of the consideration paid over the estimated fair value of the net tangible and intangible assets acquired has been recorded as goodwill. Goodwill is being amortized on a straight-line basis over a period of five years. The results of operations of the Netherlands Distributor have been included in the consolidated statement of operations and comprehensive income since March 1, 2001. The purchase price allocation is summarized as follows:

Current assets	$397,712
Furniture and equipment	34,422
Goodwill	625,100
Current liabilities	(361,196)

$696,038

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

3.    Summary of Significant Accounting Policies

Basis of consolidation

The consolidated financial statements include the accounts of TogetherSoft and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Unaudited interim financial information

The financial information at September 30, 2002 and for the nine month periods ended September 30, 2002 and 2001 is unaudited but includes all adjustments (consisting of normal recurring adjustments) which TogetherSoft considers necessary for a fair presentation of the financial position and the operating results and cash flows for such periods. Results of the nine month periods ended September 30, 2002 and 2001 are not necessarily indicative of the results for the entire year.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

TogetherSoft considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates fair market value.

Restricted cash

At September 30, 2002, TogetherSoft had $955,626 (unaudited) in the form of certificates of deposit, which were restricted from withdrawal. The total amount serves as collateral to letters issued by a bank to TogetherSoft’s lessor as security deposit on long-term operating lease facilities.

Furniture and equipment

Furniture and equipment are stated at cost. Depreciation is computed under the straight-line method based on the estimated useful lives of the assets (with the exception of leasehold improvements, which are amortized straight-line over the term of the lease, if shorter). Maintenance and repairs which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of net income (loss).

The estimated useful lives are as follows:

Leasehold improvements	5 years
Equipment, furniture and fixtures	5 years
Computer equipment	3 years
Purchased computer software	3 years

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net tangible and intangible assets acquired in the various acquisitions. Through December 31, 2001, goodwill was being amortized over a five year period. Amortization expense related to goodwill amounted to $1,250,057 and $52,358 for the years ended December 31, 2001 and 2000, respectively. Amortization expense for the nine months ended September 30, 2001 was $921,048 (unaudited). In 2002, SFAS No. 142, Goodwill and Other Intangibles, became effective and as a result, TogetherSoft ceased to amortize goodwill as of December 31, 2001. In lieu of amortization, TogetherSoft is required to perform a preliminary assessment of goodwill in 2002 and an annual impairment review thereafter and potentially more frequently, if circumstances change.

The following table presents comparative information showing the effects that non-amortization of goodwill would have had on the statements of operations and comprehensive income (loss) for the nine month periods ended September 30, 2002 and 2001 and the years ended December 31, 2001 and 2000. There was no goodwill at December 31, 1999.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2002	2001	2001	2000
	(unaudited)	(unaudited)
Reported net income (loss)	$(1,883,719)	$(3,885,458)	$(5,146,199)	$3,345,988
Goodwill amortization	—	921,048	1,250,057	52,358

Adjusted net income (loss)	$(1,883,719)	$(2,964,410)	$(3,896,142)	$3,398,346

Intangible assets

Intangible assets consist of the value of TogetherSoft’s intellectual property and costs associated with the registration of various patents. The intellectual property is amortized using the straight-line method over three years. Costs incurred to secure patents are capitalized until either the related patent is issued, in which case they are amortized over the shorter of their remaining economic or useful life, or it is rejected or abandoned, in which case they are written off. TogetherSoft periodically assesses the recoverability of intangible assets in accordance with Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” (“SFAS No. 121”).

Amortization expense amounted to $40,703 (unaudited) and $46,564 for the nine months ended September 30, 2002 and for each of the years ended December 31, 2001 and 2000, respectively. Amortization expense amounted to $35,661 (unaudited) for the nine months ended September 30, 2001. Amortization expense amounted to $15,520 for the period from inception (August 25, 1999) through December 31, 1999.

Capitalized software costs

Capitalization of software development costs begins upon the establishment of technological feasibility and ceases when the software product is available for general release. The establishment of technological feasibility and the ongoing assessment of

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technologies. TogetherSoft has no capitalized software costs at December 31, 2001, 2000 or 1999, because the achievement of technological feasibility and availability of products for general release have substantially coincided.

Concentration of credit risk

Financial instruments which potentially subject TogetherSoft to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

TogetherSoft maintains cash balances at a major regional bank. All such investments are of a highly liquid nature and are insured by the respective financial institution up to $100,000 per account. At times balances have exceeded the amount insured, however, TogetherSoft has not incurred losses related to these investments.

With respect to accounts receivable, TogetherSoft performs ongoing credit evaluations of its customers and generally does not require collateral. Although TogetherSoft does not currently foresee a credit risk associated with these receivables, repayment is dependent on financial stability of the companies involved.

Research and development costs

Costs incurred in connection with research and development are charged to operations as incurred.

Foreign currency

Foreign currency transactions are accounted for in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation,” (“SFAS No. 52”). As required by SFAS No. 52, gains and losses from foreign currency transactions are reflected in income currently. For the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, foreign currency transactions gains (losses) amounted to $392,477 (unaudited), $131,136 and ($484,557), respectively. For the nine months ended September 30, 2001, foreign currency gains amounted to $158,337 (unaudited). For the period from inception (August 25, 1999) through December 31, 1999, foreign currency losses amounted to ($6,752).

TogetherSoft has identified the functional currency of its subsidiaries with foreign operations as the applicable local currency. The translation from the applicable local currency to United States dollars is performed using the exchange rate in effect at the balance sheet date. Revenue and expense accounts are translated using the average exchange rate experienced during the period. Adjustments resulting from the translation of TogetherSoft’s subsidiary financial statements from its functional currency to the United States dollar are not included in determining net income (loss), but are reported as accumulated other comprehensive income, a separate component of stockholders’ equity (deficit).

Comprehensive income

TogetherSoft applies the provisions of Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income,” (“SFAS No. 130”) which requires

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

TogetherSoft to report and display certain information related to comprehensive income. Comprehensive income encompasses all changes in stockholders’ equity (deficit) (except those arising from transactions with stockholders) and includes net income (loss) and foreign currency translation adjustments.

The accumulated other comprehensive income balance consists entirely of foreign currency translation adjustments.

Income taxes

Prior to April 1, 2000, there was no provision for income taxes in the financial statements of TogetherSoft as TogetherSoft was a limited liability company which was treated as a partnership for income tax purposes. Therefore, TogetherSoft was not subject to income tax. Each member was individually liable for income taxes on its portion of TogetherSoft’s taxable income.

TogetherSoft reports income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” (“SFAS No. 109”) which requires the recognition of deferred tax assets and liabilities for the temporary difference between financial statement and tax basis of TogetherSoft’s assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Stock-based compensation

TogetherSoft accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB No. 25”). No compensation is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of TogetherSoft’s common stock on grant date. The pro forma effect of recording stock-based compensation at the estimated fair value of awards on the grant date, as prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (“SFAS No. 123”) is disclosed in Note 9.

Stock-based awards for non-employees are accounted for in accordance with SFAS No. 123.

Revenue recognition

TogetherSoft’s revenues are derived from primarily three sources (i) software license sales to end users and distributors, (ii) service and maintenance support and (iii) training and consulting services. TogetherSoft applies the provisions of American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-4 and SOP No. 98-9.

Revenue from the sale of software licenses is recognized when persuasive evidence of an arrangement exists, delivery of the software has occurred, the fee is fixed and determinable, and collection of the resulting receivable is probable. TogetherSoft recognizes revenue from service and maintenance support ratably over the period of the contract, typically twelve months. Revenue from training and consulting services is recognized as the services are provided.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Fees for the sale of software licenses, consulting fees and training fees that have been prepaid or invoiced but that do not yet qualify for recognition as revenue under TogetherSoft’s policy, and prepaid maintenance fees not yet recognized as revenue, are reflected as deferred revenue.

Recent accounting pronouncements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 141 supersedes Accounting Principles Board (“APB”) Opinion No. 16, “Business Combinations” and is applicable for all business combinations initiated after June 30, 2001. The most significant provisions of SFAS No. 141 require (a) the application of the purchase method of accounting for all business combinations; (b) the establishment of specific criteria for the recognition of intangible assets separately from goodwill; and (c) unallocated negative goodwill to be written off immediately as an extraordinary gain. SFAS No. 142 supersedes Accounting Principles Board (“APB”) Opinion No. 17, “Intangible Assets” and will be effective for TogetherSoft’s fiscal year beginning January 1, 2002. The most significant provisions of SFAS No. 142 provide (a) goodwill and intangible lived assets will no longer be amortized; (b) goodwill and intangible assets deemed to have an indefinite life will be tested at least annually for impairment; and (c) the amortization of intangible assets with finite lives will no longer be limited to forty years.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”), which supersedes SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, and the accounting and reporting provisions of APB No. 30.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and will be effective for TogetherSoft on January 1, 2002.

In November 2001, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products” (“EITF 01-09”), which is a codification of EITF 00-14, 00-22 and 00-25. This issue presumes that consideration from a vendor to a customer or reseller of the vendor’s products to be a reduction of the selling prices of the vendor’s products, unless the consideration relates to a separate identifiable benefit and the benefit’s fair value can be established. During the three months ended March 31, 2002, we adopted the provisions of EITF 01-09. The adoption of this pronouncement did not have a material impact on TogetherSoft’s financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 eliminates the definition and requirement for recognition of exit costs in Emerging Issues Task Force Issue No. 94-3 where a liability for an exit cost was recognized at the date of an entity s commitment to an exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002. Management does not believe that

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

the adoption of this statement will have a material impact on its results of operations, financial position or cash flows.

Reclassification

Certain amounts in the 2000 and 1999 financial statements have been reclassified to conform to the 2001 presentation with no effect on previously reported net income or stockholders’ equity.

4.    Prepaid Expenses

TogetherSoft’s prepaid expenses consisted of the following:

	September 30, 2002	December 31,
		2001	2000
	(unaudited)
Prepaid other	$653,874	$552,944	$95,025
Prepaid insurance expense	113,830	115,083	—
Prepaid rent expense	177,396	99,981	—
Loan fees	—	—	75,000
Income tax receivable	345,878	1,075,861	—

	$1,290,978	$1,843,869	$170,025

5.    Furniture and Equipment

TogetherSoft’s furniture and equipment consisted of the following:

	September 30, 2002	December 31,
		2001	2000
	(unaudited)
Leasehold improvements	$1,787,823	$1,757,212	$55,914
Equipment, furniture and fixtures	993,296	978,681	257,775
Computer equipment	2,655,660	1,910,269	876,716
Purchased computer software	2,131,934	1,180,509	287,132

	7,568,713	5,826,671	1,477,537
Less: Accumulated depreciation and amortization	(2,897,578)	(1,246,575)	(249,557)

	$4,671,135	$4,580,096	$1,227,980

Depreciation and amortization expense for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000 amounted to $1,447,880 (unaudited), $1,020,361 and $183,179, respectively. Depreciation and amortization expense for the nine months ended September 30, 2001 amounted to $874,034 (unaudited). Depreciation and amortization expense for the period from inception (August 25, 1999) through December 31, 1999 amounted to $16,146.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

6.    Accrued Expenses

TogetherSoft’s accrued expenses consisted of the following:

	September 30, 2002	December 31,
		2001	2000
	(unaudited)
Accrued salaries and related benefits	$1,440,067	$662,661	$344,869
Accrued commission	1,148,765	671,493	347,894
Accrued vacation	455,832	399,539	137,905
Accrued sales tax	996,993	695,540	—
Accrued professional services	1,241,997	473,680	100,000
Accrued other	777,320	2,582,833	1,404,494

	$6,060,974	$5,485,746	$2,335,162

7.    Long-Term Debt

On December 12, 2000, TogetherSoft issued four two-year Convertible Subordinated Promissory Notes (the “Notes”) for total consideration of $900,000. The Notes bore interest at a rate of 6.1% and were convertible into the securities issued in the next round of financing at the price per share of that financing round. In February 2001, the Notes including accrued interest of $10,984 were converted to 418,232 shares of the Series B Preferred Stock.

In conjunction with the issuance of the Notes, TogetherSoft issued to the holders of the Notes, warrants to purchase common stock of TogetherSoft. The warrant exercise price was set at $1.00 per share with the number of warrants to be determined upon the conversion of the Notes into securities issued in the next round financing at the price per share of that next round. In February 2001, in conjunction with the conversion of the Notes to Series B Preferred Stock, the number of shares into which the warrants could be exercised was determined to be 215,899. The warrants expire on February 23, 2006. The estimated fair value of the warrants of $258,632 was recorded as an increase to additional paid-in-capital and a reduction to the proceeds from the Series B Preferred Stock.

8.    Capital Stock

TogetherSoft has authorized 150,000,000 shares of common stock and 43,350,000 shares of preferred stock with a par value of $0.001 per share. The preferred stock is designated as 33,000,000 shares of Series A Convertible Preferred Stock and 10,350,000 shares of Series B Convertible Preferred Stock.

On April 1, 2000 upon conversion from a limited liability company to a “C Corporation,” TogetherSoft issued 30,000,000 shares of the Series A Preferred Stock in exchange for all the membership interest in TogetherSoft.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

In 2000, in connection with the acquisition of the UK Distributor, TogetherSoft issued 300,000 shares of the Series A Preferred Stock (see Note 2).

On January 1, 2001, in connection with the acquisition of the German Distributor, TogetherSoft issued 525,000 shares of Series A Preferred Stock (see Note 2).

On February 23, 2001, TogetherSoft sold 9,186,646 shares of its Series B Preferred Stock at $2.1782 per share for total consideration of $20,010,352 less stock issuance cost of $1,580,087. In addition, TogetherSoft’s four two-year Convertible Subordinated Promissory Notes including accrued interest automatically converted to 418,232 shares of Series B Preferred Stock (see Note 2).

In connection with this financing TogetherSoft issued warrants to purchase 642,744 shares of Series B Preferred Stock at $2.1782 per share. The fair value of these warrants valued at $703,162 was treated as stock issuance cost and correspondingly as an increase to additional paid in capital and a reduction to the proceeds of Series B Preferred Stock.

On February 28, 2001, in connection with the acquisition of Netherlands Distributor TogetherSoft issued 90,000 shares of Series A Preferred Stock (see Note 2).

TogetherSoft issued 856,420, 165,750 and 6,834,999 shares of common stock during the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, respectively, to employees and consultants who exercised options. The shares issued are restricted and vest over periods ranging from three to four years. TogetherSoft has the right to repurchase any unvested share of common stock in the event of termination of employment at the original issuance price. TogetherSoft repurchased and cancelled 338,377, 1,598,317 and 33,000 shares of common stock during the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, respectively, from employees whose services were terminated prior to the vesting of the shares. At December 31, 2001, the aggregate number of shares subject to repurchase is 1,697,719.

In 2001, TogetherSoft issued 489,540 shares of common stock to its employees for no consideration. The fair value of the common stock on the date of grant amounting to $1,140,629 was recorded as an increase to deferred compensation and a corresponding increase to common stock and additional paid in capital. The shares issued are restricted and vest over four years. Any unvested shares are subject to forfeiture in the event of termination of employment. During the year ended December 31, 2001, TogetherSoft repurchased and cancelled 34,600 shares of common stock from employees whose services had terminated prior to the vesting of the shares. At December 31, 2001 the aggregate number of shares subject to repurchase is 350,865.

In 2001, TogetherSoft acquired 75,000 shares of vested common stock from an employee for $174,750 these shares are held by TogetherSoft in treasury. The employee has a right to buy back these shares upon the earlier of 90 days after the termination of the employee’s services with TogetherSoft or October 25, 2006. The shares can be repurchased at an exercise price of $2.33 per share.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

The following is a summary of the rights, preferences and terms of TogetherSoft’s Series A and Series B Preferred Stock.

Dividends

The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when and if declared by the board of directors, a non-cumulative, preferential dividend of $0.02 and $0.13 per fiscal year per share of Series A Preferred Stock and Series B Preferred Stock, respectively. Any such dividends shall be paid ratably to the Series A and Series B Preferred Stockholders in proportion to their respective preference amounts and in preference and prior to any dividends paid with respect to the common stock. After the full amounts specified above have been paid, TogetherSoft may pay dividends on the common stock and the holders of the Series A and Series B Preferred Stock shall be entitled to receive an equivalent dividend on the shares of Series A and Series B Preferred Stock outstanding on an as-if-converted to common stock basis and ratably with the common stockholders.

Liquidity

In the event of any liquidation, dissolution or winding up of TogetherSoft, the holders of the preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of TogetherSoft to the holders of the common stock, an amount in cash equal to $0.33 and $2.1782 per share on the Series A and Series B Preferred Stock, respectively, plus any declared but unpaid dividends for each share of preferred stock held by them (the “Series A and Series B Liquidation Preference,” respectively). If upon the liquidation, dissolution or winding up, the assets and surplus funds to be distributed among the holders of preferred stock are insufficient to permit the payment of the Series A and Series B Liquidation Preference, then the assets and surplus funds of TogetherSoft available for distribution shall be distributed ratably among the holders of the Series A and Series B Preferred Stockholders in proportion to the full preferential amount each such holder is entitled to receive.

After payments have been made to the holders of the Series A and Series B Preferred Stockholders of the entire Liquidation Preference, the remaining assets and surplus funds of TogetherSoft available for distribution shall be distributed among the holders of the Series B Preferred Stockholders and the common stockholders pro rata based on the number of shares of common stock held by each, assuming conversion of all shares of Series B Preferred Stock into common stock.

Conversion

Each share of Series A and Series B Preferred Stock, at the option of the holder, is convertible into shares of TogetherSoft’s common stock. The number of shares of common stock to which a share of the Series A or Series B Preferred Stock shall convert shall be the product obtained by multiplying the Applicable Conversion Rate (as defined below) with respect to the relevant series of preferred stock by the number of shares of the Series A or Series B Preferred, as the case may be, being converted. The Conversion Rate shall be the quotient obtained by dividing $0.33 and $2.1782 with respect to Series A and Series B Preferred Stock, respectively, by the Applicable Conversion Price (as defined below). The Applicable Conversion Price shall be $0.33 and $2.1782 per share of Series A and Series B Preferred Stock, respectively, which is subject to adjustments as

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

defined. The initial Conversion Rate results in each share of Series A and Series B Preferred Stock being converted on a one-to-one basis. Conversion is automatic at the then effective Conversion Rate upon the earlier of (i) the sale of TogetherSoft’s common stock in a public offering registered under the Securities Act of 1933, as amended, at a price per share of at least $4.90 (adjusted for stock splits and the like) with the aggregate gross proceeds to TogetherSoft in excess of $40,000,000 and TogetherSoft’s common stock is listed or quoted on the NASDAQ National Market or the New York Stock Exchange (“IPO”) or (ii) the written consent of the holders of at least a majority of the then outstanding Series A Preferred Stock or Series B Preferred Stock in case of the conversion of the Series A Preferred Stock and the Series B Preferred Stock, respectively.

In addition, at TogetherSoft’s discretion it has the right to repurchase, upon consummation of the IPO, a certain number of shares of converted common stock received by the holders of Series B Preferred Stock. The number of shares eligible for repurchase is contingent upon timing of TogetherSoft’s IPO, and initial stock price as defined in the Series B Preferred Stock Purchase Agreement.

Voting

Subject to the special voting provisions with respect to the Series B Preferred Stock (as specified below), each share of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock so held could be converted. In connection with any vote taken prior to December 21, 2002 the holders of the Series B Preferred Stock shall vote on an as-if-converted to common stock basis that assumes a Series B Conversion Rate that is equal to 0.51262, so that each share of Series B Preferred Stock shall represent 0.51262 of a vote. Thereafter, the holders of the Series B Preferred Stock shall vote on an as-if-converted to common stock basis.

Redemption

The holders of at least a majority of the then outstanding Series B Preferred Stock at any time between February 22, 2008 and March 21, 2008, may elect to have the shares of the Series B Preferred Stock redeemed by TogetherSoft (the “Redemption Notice”). The redemption shall be made in one installment on the date which is six months after the date of the Redemption Notice. The redemption price will be $2.1782 per share of the Series B Preferred Stock, as adjusted for stock splits and the like.

Carrying value

The Series B Preferred Stock was initially recorded at the net proceeds received by TogetherSoft at issuance. The difference between the total net proceeds of $18,379,455 and the total redemption price of $20,921,345 is accreted using the effective interest method over the period from the issuance until the redemption date. For the nine months ended September 30, 2002 and the year ended December 31, 2001, such accretion amounted to $259,573 (unaudited) and $291,585, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

9.    Stock Options and Warrants

Stock Options

On July 11, 2000, TogetherSoft adopted the TogetherSoft Corporation 2000 Stock Plan. In 2001, TogetherSoft adopted the TogetherSoft Corporation 2001 Officer Stock Plan, the TogetherSoft Corporation Non-US Stock Plan and the TogetherSoft Corporation 2001 California Stock Plan (collectively referred to as the “Plans”). Under the Plans, TogetherSoft may grant options, restricted stock and stock purchase rights (the “Awards”) to employees, directors or service providers and contractors for a maximum of 19,400,000 shares. Options granted under the Plan may be incentive stock options or non-statutory stock options. Non-statutory stock options may be granted to service providers and incentive stock options may be granted only to employees. The options are to have exercise periods not to exceed ten years, however, in the case of an incentive stock option granted to an optionee who, at the time of the option grant owns stock representing more than 10% of the outstanding shares, the term of the option shall be five years from the date of the grant. TogetherSoft may also grant stock purchase rights under the Plan.

The exercise price of incentive stock options shall not be less than 100% of the fair market value per share of TogetherSoft’s common stock on the grant date, however, if an optionee owns more than 10% of the outstanding shares, the exercise price cannot be less than 110% of the fair market value of the stock on the date of the grant. Options granted under the Plan generally vest over periods ranging from three to four years.

SFAS No.123 “Accounting for Stock-Based-Compensation,” allows TogetherSoft to account for its employee compensation plan under Accounting Principles Board Opinion No. 25 (“APB No. 25”). In accordance with APB No. 25, deferred compensation is recorded for stock-based compensation grants based on the excess of the deemed fair value of the underlying common stock on the measurement date over the exercise price. Deferred compensation is amortized to expense over the vesting period of each option grant. If the exercise price of the option grant is at least equal to fair value of TogetherSoft’s common stock on the date of the grant, no compensation expense is recorded. For the year ended December 31, 2000, TogetherSoft recognized $59,350 in deferred compensation for stock options granted to employees at less than the fair market value of the common stock, of which $8,030 and $30,446 was amortized to compensation expense for the years ended December 31, 2000 and 2001, respectively. During the nine months ended September 30, 2002, TogetherSoft recognized deferred compensation of $845,528 (unaudited) for stock options granted to employees that were subsequently deemed to be granted at a discount due to the pending merger with Borland, of which $10,850 (unaudited) was amortized to compensation expense during the respective period. In addition, the Company recognized compensation expense of $175,000 related to options issued in September 2002.

Options granted to non-employees are accounted for under SFAS No. 123. For the year ended December 31, 2001, TogetherSoft recognized $29,275 and $9,027 in deferred compensation and compensation expense, respectively, for stock options granted to consultants, based on the fair value of the options as determined under the Black-Scholes pricing model. Stock-based compensation related to stock-options granted to non-

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

employees is recognized as the service is provided. At each reporting date, TogetherSoft remeasures the unvested portion of such option grants using the Black-Scholes pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of TogetherSoft’s common stock fluctuates.

In November 2000, in connection with the acquisition of the United Kingdom Distributor (see Note 2) TogetherSoft issued 217,500 options to purchase shares of common stock to the former stockholders of the United Kingdom Distributor. TogetherSoft recorded the fair value of the options of $109,185 as an increase to the cost of acquisition and additional paid-in capital in the accompanying consolidated financial statements.

During 2001, in connection with the termination of the services of certain employees, TogetherSoft accelerated the vesting of shares of restricted common stock granted to the terminated employees. This event resulted in the modification of the terms of the award and required remeasurement of the options at the date of the modification. TogetherSoft recognized $701,157 in compensation expense pertaining to the excess of the intrinsic value over the amount measured at the original measurement date.

During 2001, TogetherSoft modified certain employee awards. The modification provides for acceleration of vesting subject to the occurrence of certain events including a change in control in TogetherSoft and involuntary termination of the employees services. This modification results in a renewal of the award if the event occurs, vesting accelerates, and the employee is able to vest in an award that would have expired unexercisable under the Award’s original terms. Accordingly, TogetherSoft has remeasured the modified Award at the date of the modification resulting in an increase of $13,425,078 to deferred compensation and additional paid in capital. However, to the extent the employees continue to provide service and vest in the Award under its original vesting provisions any incremental compensation cost will not be recognized. For the period from the date of modification through December 31, 2001, TogetherSoft reversed $7,642,917 relating to the compensation cost associated with Awards vested under its original terms. Deferred compensation at December 31, 2001, includes $5,782,161 which could result in a potential compensation expense if the specified events occur prior to the vesting of the modified Awards under its original vesting provisions.

Had compensation cost with respect to awards granted to employees under the Plan been determined based on the fair market value of the options at the grant dates for awards under the Plan consistent with the method prescribed by SFAS No. 123, TogetherSoft’s net income (loss) would have changed to pro forma amounts as indicated below:

	For the Years Ended December 31,
	2001	2000
Net income (loss):
As reported	$(5,146,199)	$3,345,988
Pro forma	$(5,256,296)	$3,328,092

The minimum value of each option is estimated on the date of the grant using the minimum value method with the following assumptions used for grants: risk-free interest

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

rate ranging from 4.3% to 5.4% and 5.45% during the years ended December 31, 2001 and 2000, respectively; expected lives of five years; no volatility and no dividend yields.

The weighted average fair value of options granted during the years ended December 31, 2001 and 2000 was $0.556 and $0.059, respectively.

The following table summarizes the activity of TogetherSoft’s stock option plan:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 1999	—	$—
Granted	9,188,499	0.24
Exercised	(6,834,999)	0.02
Forfeited	(358,500)	0.04

Outstanding at December 31, 2000	1,995,000	1.06
Granted	4,051,716	2.33
Exercised	(165,750)	0.01
Forfeited	(942,695)	1.76

Outstanding at December 31, 2001	4,938,271	1.59

Exercisable at December 31, 2001	1,149,662	$0.52

The following table summarizes information about stock options outstanding at December 31, 2001:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.0067	928,500	8.58	$0.0067	669,500	$0.0067
$1.00	1,159,500	8.83	$1.00	387,573	$1.00
$2.33	2,850,271	9.41	$2.33	92,589	$2.33

	4,938,271			1,149,662

Warrants

In connection with the issuance of the Notes TogetherSoft issued warrants to purchase 215,899 shares of common stock. The warrants have an exercise price of $1.00 per share and can be exercised at any time before February 23, 2006.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

In connection with the issuance of the Series B Preferred Stock TogetherSoft issued warrants to purchase 642,744 shares of Series B Preferred Stock to the placement agent. The warrants have an exercise price of $2.1782 per share and can be exercised at any time before February 26, 2006.

10.    Employee Benefits

TogetherSoft has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all United States employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. TogetherSoft contributed $286,397 and $103,867 for the years ended December 31, 2001 and 2000, respectively.

11.    Income Taxes

The provision for income taxes consists of the following:

	For the Years Ended December 31,
	2001	2000
Current:
Federal	$(869,995)	$1,126,389
Foreign	204,614	41,327
State	(78,289)	172,271

	(743,670)	1,339,987

Deferred:
Federal	(464,046)	(164,963)
Foreign	(42,780)	(6,906)
State	(350,615)	(17,164)

	(857,441)	(189,033)

	$(1,601,111)	$1,150,954

The income tax expense for the year ended December 31, 2000 relates to TogetherSoft’s taxable income from April 1, 2000 to December 31, 2000. Prior to April 1, TogetherSoft was a limited liability company treated as a partnership for income tax purposes. As such, all items of income and loss were recognized by the members.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Significant components of TogetherSoft’s deferred tax assets and liabilities consists of the following:

	December 31,
	2001	2000
Deferred tax assets
Current:
Allowance for doubtful debts	$135,774	$53,218
Compensation accruals	—	51,621
Other	219,408	58,572

	355,182	163,411

Non current:
Foreign net operating loss carryforwards	49,686	6,906
State net operating loss carryforwards	62,448	—
Fixed assets	1,708	18,716
Credits	328,500	—
Stock based compensation	373,950	—

	816,292	25,622

Total deferred tax assets	1,171,474	189,033
Valuation allowance for deferred assets	(125,000)	—

Net deferred tax assets	$1,046,474	$189,033

As of December 31, 2001, TogetherSoft had $2,719,000 of state net operating loss carryforwards. These carryforwards begin to expire in 2006. Additionally TogetherSoft had $328,500 of state tax credits. These credits begin to expire in 2006.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Income taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

	December 31,
	2001	2000
Effective rate	23.7%	25.6%

United States Federal tax at statutory rate	$(2,293,822)	$1,528,960
State taxes (net of Federal benefit)	(148,766)	102,371
Income tax as limited liability company	—	(533,683)
Change in valuation allowance	125,000	—
Foreign rate differentials	(72,357)	—
Foreign losses not benefited	984,274	—
Credits earned	(328,500)	—
Nondeductible meals and entertainment	65,795	27,573
Nondeductible goodwill	107,818	17,984
Other non deductible expenses	(40,553)	7,749

Provision for income taxes	$(1,601,111)	$1,150,954

TogetherSoft’s effective tax rate was 40.5% for the nine months ended September 30, 2002, compared to 23.7% for the nine months ended September 30, 2001. The change in the effective tax rate is attributable to losses in foreign jurisdictions not benefited, tax credits earned and goodwill amortization incurred during the nine months ended September 30, 2001.

12.    Commitments

TogetherSoft leases certain office spaces under operating leases. Future minimum lease payments required under the operating leases at December 31, 2001 were as follows:

2002	$2,118,182
2003	1,862,985
2004	1,835,157
2005	1,714,565
2006	1,580,285
Thereafter	1,457,677

$10,568,851

Rent expense under operating leases totaled $1,764,195 (unaudited), $1,719,279 and $622,915 for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, respectively. Rent expense amounted to $1,133,216 (unaudited) for the nine months ended September 30, 2001. Rent expense amounted to $8,700 for the period from inception (August 25, 1999) through December 31, 1999.

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

13.    Related Party Transactions

During the nine month period ended September 30, 2002, TogetherSoft incurred $154,058 (unaudited) in legal expenses to a legal firm in which a director of TogetherSoft is a partner.

TogetherSoft and Object International Gmbh are related parties because a common stockholder holds an ownership in both companies. During the nine month period ended September 30, 2002, TogetherSoft paid $1,282,492 (unaudited) to one of its subsidiaries, of which $483,331 of this amount was paid to Object International. Amounts paid were related to payroll and employee expenses for the development of software.

During the nine month period ended September 30, 2002, TogetherSoft paid approximately $388,823 (unaudited) to Star AG a company related through common ownership.

In 2001, TogetherSoft incurred $349,479 in legal expenses to a legal firm in which a director of TogetherSoft is a partner.

TogetherSoft and Object International Gmbh are related parties because a common stockholder holds an ownership in both companies. In 2001, revenues included $508,538 of sales to Object International Gmbh.

In 2000, TogetherSoft leased a portion of a building from a stockholder. Total lease expense for this facility amounted to $5,850 for the year ended December 31, 2000.

During 2000, a stockholder collected $129,765 of cash on behalf of TogetherSoft. At December 31, 2000, the amount due from the stockholder was $75,560, which was classified as a related party receivable in the consolidated balance sheet at December 31, 2000. The entire amount was collected in 2001.

TogetherSoft paid $1,556,731 towards research and development expenditures incurred by a stockholder on behalf of TogetherSoft for the year ended December 31, 2000.

During 1999, a member of TogetherSoft paid certain business expenditures amounting to $620,191 on behalf of TogetherSoft. Of this amount, $54,205 was outstanding at December 31, 1999 and was included in related party payable. This amount was paid in full during 2000.

14. Restructuring

During the third quarter of 2001, TogetherSoft implemented a cost cutting initiative that included a reduction in total staff of 26 employees. This reduction impacted all departments. As a result, TogetherSoft recorded a restructuring charge of $513,745, primarily related to employee severance packages.

During the nine months ended September 30, 2002, TogetherSoft implemented an initiative to further reduce costs and to reorganize TogetherSoft’s management, terminating five officers, certain other executives and employees. The total number of officers, other executives and employees terminated was 93, resulting in a restructuring charge of $2,235,232 (unaudited), primarily related to employee and officer severance

The accompanying notes are an integral part of these consolidated financial statements.

TogetherSoft Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

packages. Of this amount, $478,332 is included in accrued expenses as of September 30, 2002.

15.    Subsequent Events

Acquisition of Certain Assets of WebGain, Inc.

On October 24, 2002, TogetherSoft entered into an Asset Purchase Agreement (the “Agreement”) with WebGain, Inc. to purchase certain assets of WebGain, Inc. The acquisition price consisted of an initial payment of $250,000 cash on August 9, 2002 in connection with a signed letter of intent. This amount is included in prepaid expenses at September 30, 2002. An additional $250,000 cash is due thirty days after the effective date of the Agreement. Pursuant to the Agreement, TogetherSoft will pay an additional $1,500,000 prior to December 31, 2003.

Merger with Borland Software Corporation

On October 29, 2002, TogetherSoft entered into an Agreement and Plan of Merger and Reorganization with Borland Software Corporation (“Borland”), a Delaware corporation, Targa Acquisition Corp. I, Targa Acquisition Corp. II, and certain stockholders of Borland as stockholders’ agents. Pursuant to the merger agreement, Targa Acquisition Corp. I will be merged with and into Targa Acquisition Corp. immediately followed by the merger of TogetherSoft with and into Targa Acquisition Corp. II. Following these transactions, the separate existence of TogetherSoft will cease and Targa Acquisition Corp. II will continue as the surviving corporation and a wholly owned subsidiary of Borland. An aggregate of 9,050,000 shares of Borland common stock will be issued to and $82.5 million in cash will be paid to TogetherSoft stockholders on a fully diluted basis in connection with the merger, subject to potential reduction for certain expenses. Twenty-six million in the total consideration will be held in escrow subject to certain indemnification provisions. This consideration will be released to the shareholders at various times eighteen months after the close of the transaction and ending on the fifth anniversary of the close.

In connection with the merger agreement, the directors, the executive officers and certain other TogetherSoft stockholders have entered into agreements pursuant to which stockholders have agreed to vote all shares of TogetherSoft held by them in favor of the adoption of the merger agreement. As of October 29, 2002, shares subject to such voting agreements represent in the aggregate approximately 67.5% of the outstanding shares of TogetherSoft’s capital stock, which represent more than the number of shares of capital stock necessary to adopt the merger agreement under applicable law and take such other actions necessary to consummate the transactions contemplated thereby.

The transaction is subject to regulatory approvals, including the approval by the California Commissioner of Corporations after a fairness hearing, and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and any applicable foreign antitrust laws, and certain other customary closing conditions.

The accompanying notes are an integral part of these consolidated financial statements.